UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2004

MCAFEE, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware (State or other jurisdiction of incorporation)	77-0316593 I.R.S. Employer Identification Number

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code: (408) 988-3832

Item 5.

On July 27, 2004, McAfee, Inc. (the “Registrant”) filed a report on Form 8-K indicating that it intended to restate it operating results for the quarter ended March 31, 2004, and on August 9, 2004, the Registrant filed Form 10-Q/A for the quarter, including the restated financial statements for the quarter.

On April 27, 2004, McAfee, Inc. (the “Registrant”) filed a report on Form 8-K to furnish with the Securities and Exchange Commission under Item 12 its press release with respect to the quarter ended March 30, 2004. Attached thereto were the Non-GAAP to GAAP reconciliations required under Regulation G of the Exchange Act of 1934, as amended.

In addition to reporting the completion of the restatement, this report is being filed to furnish the information under Exhibit 99.1 to correct the financial information in respect of the quarter ended March 31, 2004 previously furnished on April 27, 2004.

Item 7. Financial Statements and Exhibits.

99.1	Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003;

Condensed Consolidated Statements of Income for the three months ended March 31, 2004 and March 31, 2003

Condensed Consolidated Pro Forma Statements of Income for the three months ended March 31, 2004 and March 31, 2003; and

Reconciliation of Condensed Consolidated Pro Forma Statements of Income to the Condensed Consolidated Statements of Income.

Item 12. Results of Operations and Financial Condition.

     The information attached hereto as Exhibit 99.1 is hereby furnished and not filed. This information is also being posted by the Registrant on its web site at www.mcafee.com.

     Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Dated: August 18, 2004	By:	/s/ Stephen C. Richards
Stephen C. Richards
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003;

Condensed Consolidated Statements of Income for the three months ended March 31, 2004 and March 31, 2003

Condensed Consolidated Pro Forma Statements of Income for the three months ended March 31, 2004 and March 31, 2003; and

Reconciliation of Condensed Consolidated Pro Forma Statements of Income to the Condensed Consolidated Statements of Income.